Exhibit 10.1

UGI CORPORATION
DESCRIPTION OF COMPENSATION ARRANGEMENT
FOR
TED J. JASTRZEBSKI

Ted J. Jastrzebski will become Chief Financial Officer of UGI Corporation, commencing on or before May 21, 2018. Mr. Jastrzebski will have an oral compensation arrangement with UGI Corporation which will include the following:

Mr. Jastrzebski:

1.	is entitled to an annual base salary, which for fiscal year 2018 will be $650,000;
2.
will participate in UGI Corporation’s annual bonus plan, with bonus, if any, pro-rated for fiscal year 2018 and payable based on the achievement of pre-approved financial and/or business performance objectives that support business plans and strategic goals;

3.
will participate in UGI Corporation’s long-term compensation plan, the UGI
Corporation 2013 Omnibus Incentive Compensation Plan, with annual awards as determined by the Compensation and Management Development Committee;

4.	will receive cash benefits upon termination of his employment without cause following a change in control of UGI Corporation; and
5.	will participate in UGI Corporation’s benefit plans, including the Senior Executive Employee Severance Plan and the 2009 Supplemental Executive Retirement Plan for New Employees.